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As filed with the Securities and Exchange Commission on June 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CHEESECAKE FACTORY INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0340466 (I.R.S. Employer Identification No.)

26901 Malibu Hills Road
Calabasas, California 91301
(818) 871-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew E. Clark
Executive Vice President and
Chief Financial Officer
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
(818) 871-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David A. Zaheer Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 Tel: (213) 485-1234

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share(1)	11,923,878(2)	$24.15(3)	$287,961,653.70	$37,377.42

(1)
Includes rights to acquire common stock under any stockholder rights plan in effect from time to time, if applicable under the terms of any such plan.

(2)
Consists of up to 11,923,878 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"). Each share of Convertible Preferred Stock will be convertible into a number of shares of common stock determined by dividing the sum of the liquidation preference of such share of Convertible Preferred Stock and any accrued and unpaid dividends thereon on the conversion date by the then-applicable conversion price. The liquidation preference may increase as a result of dividends paid-in-kind, at the option of the Company. The initial conversion price is $22.23 per share and is subject to parity maintenance anti-dilution adjustments and, for the first year after the issuance of the Convertible Preferred Stock, weighted-average price-based anti-dilution adjustments. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common stock offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions. Shares of common stock issuable upon conversion of the Convertible Preferred Stock that exceed the estimated number provided above that are not addressed by Rule 416 under the Securities Act will, if necessary, be covered by a separate registration statement or a post-effective amendment to this registration statement.

(3)
Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices of the registrant's common stock on The Nasdaq Stock Market on June 15, 2020.

PROSPECTUS

Up to 11,923,878 Shares of Common Stock

        This prospectus relates to the resale of up to 11,923,878 shares of common stock of The Cheesecake Factory Incorporated that may be offered and sold from time to time by the selling stockholder named in this prospectus. For information on the selling stockholder, please see the section entitled "Selling Stockholder" beginning on page 8 of this prospectus.

        On April 20, 2020, we sold 200,000 shares of our Series A Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), to RC Cake Holdings LLC, an affiliate of Roark Capital. The shares of Convertible Preferred Stock are convertible into shares of our common stock, subject to adjustment. We are required, subject to certain terms and conditions, to use our reasonable best efforts to cause the registration of the shares of common stock issuable upon conversion of the Convertible Preferred Stock.

        We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will pay the expenses of registering the shares of common stock to be sold in this offering under the Securities Act.

        Our common stock trades on The Nasdaq Global Select Market under the symbol "CAKE." On June 15, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $24.23 per share.

        Our registration of the shares of common stock covered by this prospectus does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 9 of this prospectus.

        Investing in our common stock involves risk. See "Risk Factors" on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using an "automatic shelf" registration process. Under this process, the selling stockholder or its transferees or other successors-in-interest may, from time to time, offer or sell shares of our common stock issuable upon conversion of the Convertible Preferred Stock in one or more offerings or resales.

        This prospectus provides you with a general description of the shares of the common stock that the selling stockholder may offer, sell or otherwise dispose of. When the selling stockholder sells shares of our common stock using this prospectus, we will, to the extent required, provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. Any prospectus supplement and any free writing prospectus will contain more specific information about that offering. Any prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information that is incorporated or deemed to be incorporated by reference in this prospectus before making an investment in our common stock. See "Incorporation of Certain Documents by Reference."

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information that is not contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus, you must not rely on that information. The selling stockholder is not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        Except where the context requires otherwise, references in this prospectus to the "Company," "we," "us," and "our" refer to The Cheesecake Factory Incorporated, together with its consolidated subsidiaries.

 CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement (including the information incorporated or deemed to be incorporated by reference herein and therein) and any free writing prospectus that we may provide to you in connection with an offering of our common stock contain forward-looking statements that reflect our current views with respect to, among other things, the markets in which we operate and our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "predicts," "intends," "plans," "estimates," "anticipates," "future," "forward," "sustain" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included, incorporated by reference or deemed to be incorporated by reference in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

 TRADEMARKS AND SERVICE MARKS

        We have U.S. or foreign registrations in the following marks, among others: The Cheesecake Factory® and North Italia®. This prospectus also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners.

        Solely for convenience, the trademarks, service marks and trade names identified in or incorporated by reference in this prospectus may appear without the ®, SM and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

THE COMPANY

        This prospectus does not contain all the information about us that may be important to you. You should read the information incorporated by reference in this prospectus and included in any accompanying prospectus.

        The Company is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers.

        Our business originated in 1972 when Oscar and Evelyn Overton founded a small bakery in the Los Angeles area. In 1978, their son, David Overton, our Chairman of the Board and Chief Executive Officer, led the creation and opening of the first The Cheesecake Factory restaurant in Beverly Hills, California. In 1992, the Company was incorporated in Delaware as The Cheesecake Factory Incorporated to consolidate the restaurant and bakery businesses of its predecessors operating under The Cheesecake Factory® mark. Our executive offices are located at 26901 Malibu Hills Road, Calabasas Hills, California 91301, and our telephone number is (818) 871-3000.

 THE OFFERING

        This prospectus relates to the resale of up to 11,923,878 shares of common stock that may be offered and sold from time to time by the selling stockholder named in this prospectus. On April 20, 2020, we sold 200,000 shares of our Convertible Preferred Stock to RC Cake Holdings LLC, an affiliate of Roark Capital. The shares of Convertible Preferred Stock are convertible into 11,923,878 shares of our common stock, subject to adjustment. We are required, subject to certain terms and conditions, to use our reasonable best efforts to cause the registration of the shares of common stock issuable upon conversion of the Convertible Preferred Stock.

RISK FACTORS

        You should carefully consider the risks set forth under the caption "Risk Factors" in any applicable prospectus supplement and under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision.

 USE OF PROCEEDS

        The selling stockholder will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales.

 SELLING STOCKHOLDER

        The shares to be offered by the selling stockholder are being registered under the Securities Act to give the selling stockholder the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholder.

        The following table provides information regarding the selling stockholder and the number of shares of common stock it is offering. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power.

        Except as otherwise indicated, we believe that the entity named in the table has sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder. The percentage ownership data is based on 45,462,133 shares of common stock outstanding as of June 15, 2020, plus 8,996,852 shares of common stock issuable upon conversion of all of the Convertible Preferred Stock.

	Common Stock		Convertible Preferred Stock		Shares of Common Stock on an As-Converted Basis (Prior to Offering)		Shares of Common Stock on an As-Converted Basis (After the Offering)
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class
RC Cake Holdings LLC	0	0	200,000	100%	8,996,852	16.5%	0	0%

(1)
RC Cake Holdings LLC, a Delaware limited liability company, directly owns the Convertible Preferred Stock. RC Cake Holdings LLC is controlled by each of (i) RC Cake 1 LLC, a Delaware limited liability company, which is in turn controlled by Roark Capital Partners V (T) LP, a Cayman Islands exempted limited partnership, (ii) RC Cake 2 LLC, a Delaware limited liability company, which is in turn controlled by Roark Capital Partners V (TE) LP, a Cayman Islands exempted limited partnership, and (iii) RC Cake 3 LLC, a Delaware limited liability company, which is in turn controlled by Roark Capital Partners V (OS) LP, a Cayman Islands exempted limited partnership. Each of Roark Capital Partners V (T) LP, Roark Capital Partners V (TE) LP and Roark Capital Partners V (OS) LP is controlled by its general partner, Roark Capital GenPar V LP, a Cayman Islands exempted limited partnership, which is in turn controlled by Roark Capital GenPar V LLC, a Cayman Islands exempted limited liability company, which is in turn controlled by its managing member, Neal K. Aronson. Each of RC Cake 1 LLC, RC Cake 2 LLC, RC Cake 3 LLC, Roark Capital Partners V (T) LP, Roark Capital Partners V (TE LP, Roark Capital Partners V (OS) LP, Roark Capital GenPar V LP, Roark Capital GenPar V LLC and Mr. Aronson may be deemed to have voting and dispositive power with respect to the Convertible Preferred Stock directly owned by RC Cake Holdings LLC and therefore be deemed to be the beneficial owner of the Convertible Preferred Stock held by RC Cake Holdings LLC, but each disclaims beneficial ownership of such Convertible Preferred Stock.

        In connection with the issuance of the Convertible Preferred Stock, we and the selling stockholder entered into a subscription agreement and registration rights agreement, and David Overton, our Chairman of our Board of Directors and Chief Executive Officer, and his affiliated parties entered into an acknowledgement and support agreement with the selling stockholder, as summarized in the Current Report on Form 8-K we filed with the SEC on April 20, 2020 (which is incorporated by reference into this prospectus).

 PLAN OF DISTRIBUTION

        The selling stockholder and any of its transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  underwritten transactions;

  •
  purchases by a broker-dealer or dealer as principal and resale by the broker-dealer or dealer for its account pursuant to this prospectus;

  •
  an exchange or market distribution in accordance with the rules of the applicable exchange or market;

  •
  privately negotiated transactions;

  •
  settlement of short sales;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  through options, swaps or derivatives, whether or not listed on an exchange;

  •
  through the distributions of the shares by the selling stockholder to its partners, members or stockholders;

  •
  a combination of any such methods of disposition; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Such transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices.

        Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholder may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee or other successors in interest as selling stockholders under this prospectus.

        Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing any required information.

        The selling stockholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during such time as it may be engaged in a distribution of the shares, if applicable. This regulation may affect the marketability of the shares.

        We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

 DESCRIPTION OF COMMON STOCK

        The following description of our common stock is based on our Restated Certificate of Incorporation (our "Certificate of Incorporation") and our Amended and Restated Bylaws (our "Bylaws"). This description is in summarized from, and qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the "DGCL") and the complete text of our Certificate of Incorporation and our Bylaws, which are filed as Exhibit 3.2 to our the Quarterly Report on Form 10-Q filed on August 6, 2018 and Exhibit 3.8 to our the Current Report on Form 8-K filed on May 27, 2009, respectively.

Authorized Shares of Capital Stock

        Our authorized capital stock consists of:

  •
  250,000,000 shares of common stock, $.01 par value per share; and

  •
  5,000,000 shares of preferred stock, $.01 par value per share.

        As of June 15, 2020, 45,462,133 shares of common stock, and 200,000 shares of Convertible Preferred Stock, were issued and outstanding.

Voting Rights

        The holders of the common stock are entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question, including the election of directors. Except as otherwise provided by law, our Certificate of Incorporation or our Bylaws, matters will generally be decided by the holders of a majority of shares entitled to vote thereon. Our Bylaws provide that directors will be elected by a plurality of votes cast by the holders of the shares entitled to vote thereon, provided that, in the case of uncontested elections, directors failing to receive a majority of votes cast must tender their irrevocable resignation for consideration by the board of directors. Our stockholders do not have cumulative voting rights.

Dividends

        Subject to preferences that may apply to any preferred stock outstanding, holders of common stock are entitled to receive dividends out of assets legally available at the time and in the amounts that the board of directors may determine from time to time.

Liquidation Rights

        In the event of a liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock.

Other Rights and Preferences

        Our common stock has no sinking fund, redemption provisions, or preemptive, conversion or exchange rights.

Listing

        Our common stock is listed on The Nasdaq Global Select Market under the trading symbol "CAKE."

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Shareholder Services.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

        Only the chairman of the board of directors, or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, may call a special meeting of stockholders. Our Certificate of Incorporation provides that no action shall be taken by the stockholders by written consent.

        Our Certificate of Incorporation may be amended in accordance with Delaware law; provided, however, that subject to the powers and rights provided for any preferred stock then outstanding, the affirmative vote of the holders of at least 80% of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with certain articles contained in our Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors. Our Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by the board of directors, or (ii) by the stockholders upon the vote of the holders of at least 80% of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

        We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

  •
  prior to this time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Under Section 203, a "business combination" includes:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is limited to Non-U.S. Holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income and the impact of the alternative minimum tax. Moreover, this discussion does not address the tax consequences of the conversion of the Convertible Preferred Stock into the common stock issued pursuant to this offering. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  brokers, dealers or traders in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  tax-qualified retirement plans;

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  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        As described in the section entitled "Risk Factors," we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition."

        Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a U.S. real property interest ("USRPI") by reason of our status as a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period.

        Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

 LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon for us by Latham & Watkins, LLP, Los Angeles, California. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The consolidated financial statements of The Cheesecake Factory Incorporated and subsidiaries as of December 31, 2019 and January 1, 2019, and for each of the years in the two-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report of KPMG LLP dated March 11, 2020 on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states that the Company acquired North Italia and the remaining business of Fox Restaurant Concepts LLC (FRC) during 2019, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2019, North Italia's and FRC's internal control over financial reporting associated with 28.3% of total assets and 3.7% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of North Italia and FRC.

        The audit report of KPMG LLP dated March 11, 2020 refers to a change in the method of accounting for revenue from contracts with customers as of January 3, 2018 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, and to a change in the method of accounting for leases as of January 2, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

        The financial statements for the year end January 2, 2018 incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

        We maintain a general website at www.thecheesecakefactory.com, as well as websites for our bakery and other subsidiaries, including www.northitalia.com and www.foxrc.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports and our proxy statements are available on our general website at no charge, as soon as reasonably practicable after these materials are filed with or furnished to the SEC. Our filings are also available on the SEC's website at www.sec.gov. The content of our website is not incorporated by reference into this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the date of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

        We incorporate by reference the following documents we have filed, or may file, with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 20, 2020 (as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed on June 22, 2020), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2020 Annual Meeting of Stockholders filed on April 16, 2020, and as supplemented by the supplement thereto filed on May 6, 2020;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on June 22, 2020;

  •
  Our Current Reports on Form 8-K filed on January 22, 2020, February 19, 2020, March 27, 2020, April 20, 2020 (as amended by Amendment No. 1 to Current Report on Form 8-K filed on May 1, 2020), April 22, 2020 and May 5, 2020;

  •
  The description of our common stock contained in the Registration Statement on Form 8-A, declared effective by the SEC on September 17, 1992, and any amendments or reports filed for the purpose of updating the description therein, including the description of the Company's capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

  •
  All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

        Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the common stock. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the common stock offered by this prospectus as exhibits to the registration statement. You may refer to the registration statement and the exhibits for more information about us and our common stock.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following addresses:

Investor Relations
The Cheesecake Factory
26901 Malibu Hills Road
Calabasas 91301
(818) 871-3000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Up to 11,923,878 Shares of Common Stock

PROSPECTUS

June 22, 2020

        We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution (in thousands).

Securities and Exchange Commission Registration Fee	$37.4
Legal Fees and Expenses	40.0	*
Accounting Fees and Expenses	50.0	*
Printing Expenses	4.0	*

	$131.4	*

*
Estimated

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware provides, in summary, that the directors and officers of the Company may, under certain circumstances, be indemnified by the Company against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Company, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. No indemnification shall be made, however, against expenses with respect to any claim issued or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the Delaware General Corporation Law also provides that directors and officers of the Company are entitled to such indemnification by the Company to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding. The Company's Bylaws and Restated Certificate of Incorporation provide for the indemnification by the Company of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

        The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other registrant or enterprise that the person provides services to at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

        Section 102 of the Delaware General Corporation Law provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends, or unlawful stock purchase or redemptions. The Company's Restated Certificate of Incorporation provides for the elimination of personal liability of its directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law.

        The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of having been such directors or officers.

        The foregoing summaries are subject to the complete text of the statute, the Company's Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.    Exhibits.

        The exhibits listed under the heading "Exhibit Index" below are incorporated into this Item 16 by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of June, 2020.

THE CHEESECAKE FACTORY INCORPORATED
By:	/s/ MATTHEW E. CLARK Matthew E. Clark Executive Vice President and Chief Financial Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Overton and Matthew E. Clark, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID OVERTON David Overton	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 22, 2020
/s/ MATTHEW E. CLARK Matthew E. Clark	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 22, 2020
/s/ CHERYL M. SLOMANN Cheryl M. Slomann	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 22, 2020
/s/ JEROME I. KRANSDORF Jerome I. Kransdorf	Director	June 22, 2020
/s/ ALEXANDER L. CAPPELLO Alexander L. Cappello	Director	June 22, 2020
/s/ DAVID B. PITTAWAY David B. Pittaway	Director	June 22, 2020
/s/ HERBERT SIMON Herbert Simon	Director	June 22, 2020

Signature	Title	Date

/s/ LAURENCE B. MINDEL Laurence B. Mindel	Director	June 22, 2020
/s/ EDIE A. AMES Edie A. Ames	Director	June 22, 2020
/s/ JANICE L. MEYER Janice L. Meyer	Director	June 22, 2020
/s/ PAUL D. GINSBERG Paul D. Ginsberg	Director	June 22, 2020

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of The Cheesecake Factory Incorporated (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the Company on August 6, 2018).
3.2		Bylaws of The Cheesecake Factory Incorporated (Amended and Restated on May 20, 2009) (incorporated by reference to Exhibit 3.8 to the Current Report on Form 8-K filed on May 27, 2009).
3.3		Certificate of Designations of The Cheesecake Factory Incorporated, dated April 20, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-k filed on April 20, 2020).
4.1
Subscription Agreement, dated as of April 20, 2020 between The Cheesecake Factory Incorporated and RC Cake Holdings LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on April 20, 2020).
4.2
Registration Rights Agreement, dated as of April 20, 2020 between The Cheesecake Factory Incorporated and RC Cake Holdings LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on April 20, 2020).
4.3
Acknowledgement and Support Agreement, dated as of April 20, 2020 between David Overton and RC Cake Holdings LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed on April 20, 2020).
5.1	**	Opinion of Latham & Watkins LLP.
23.1	**	Consent of KPMG LLP.
23.2	**	Consent of PricewaterhouseCoopers LLP
23.3	**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on signature page of this Registration Statement).

*
To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

**
Filed herewith.